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                                                                     Exhibit 5.1


              [LETTERHEAD OF CONYERS DILL & PEARMAN APPEARS HERE]

29 July, 1998

Peak International Limited
Units 4, 5 and 7, 37th Floor, Wharf Cable Tower
9 Hoi Shing Road
Tsuen Wan, New Territories
Hong Kong


Dear Sirs,

     Peak International Limited (the "Company")
     ------------------------------------------

     We have acted as special legal counsel in Bermuda to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of up to 860,000 ordinary shares (the "Shares") with a par value of US$0.01 per Share issuable pursuant to a share option plan (the "Option Plan") and an employee stock purchase plan (the "Purchase Plan" and together with the Option Plan, the "Plans") adopted by the Company at its annual general meeting (the "1998 AGM") held on 27 July, 1998.

     For the purposes of giving this opinion, we have examined the following documents:

     (i)   a copy of the Plans;

     (ii)  a draft of the Registration Statement;

     (iii) copies of the minutes of the 1998 AGM and the minutes of the meeting of the board of directors of the Company held on 28th July, 1998;

     We have also reviewed the memorandum of association and the bye-laws of the Company and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.



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Peak International Limited
29 July, 1998
Page 2.

        We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) that the resolutions referred to herein are full and accurate records of resolutions passed at meetings duly convened and held in accordance with the bye-laws of the Company and that such resolutions have not been amended or rescinded and are in full force and effect; (iii) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; and (iv) the validity under the laws of the United States of America of the Registration Statement and that the Registration Statement has been or will be duly filed with or declared effective by the SEC.

        We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. Subject as mentioned below, this opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter nor is it to be quoted or referred to in any document registered or filed with any governmental authority or public body without our prior express consent in writing save that this opinion may be filed as an exhibit to the Registration Statement.

        On the basis of and subject to the foregoing, we are of the opinion that:

        (1) The Company is duly incorporated and is validly existing under the laws of Bermuda.

        (2) The Shares deliverable pursuant to the Plans have been duly authorized and, when and to the extent issued pursuant to (i) the exercise of options and upon receipt by the Company of full payment of the exercise price for the Shares under the Option Plan, or (ii) the election to purchase Shares and after deduction of the purchase price from the payroll of the participant under the Purchase Plan, will be validly issued, fully paid and non-assessable (meaning no further sums are payable to the Company with respect to the Shares).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings "Enforcement of Civil Liabilities", "Taxation" and "Legal Matters" in the prospectus contained in the Company's registration statement on Form F-1 (File No. 333-53925) incorporated by reference in the Registration



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Peak International Limited
29 July, 1998
Page 3


Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the SEC thereunder.


                                               Yours faithfully,


                                               /s/ Conyers Dill & Pearman

                                               Conyers Dill & Pearman